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                                                                     Exhibit 3.3


                           CERTIFICATE OF ELIMINATION
                                       OF
              14 1/4% SENIOR EXCHANGEABLE PREFERRED STOCK, SERIES A
                                       OF
                        SPANISH BROADCASTING SYSTEM, INC.


         Spanish Broadcasting System, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"),

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors by unanimous written consent of its members, duly adopted resolutions setting forth the proposed elimination of the existing 14 1/4% Senior Exchangeable Preferred Stock, Series A, par value $.01 per share (the "1999 Series A Preferred Stock"), as set forth herein:

                           RESOLVED, that no shares of the Corporation's 1999
                  Series A Preferred Stock are outstanding and none will be issued;

                           FURTHER RESOLVED, that the Authorized Officers are
                  hereby authorized to approve, execute and file with the Secretary of State of the State of Delaware a Certificate of Elimination, which shall have the effect when filed and recorded in Delaware of eliminating from the Third Amended and Restated Certificate of Incorporation of the Corporation all reference to the 1999 Series A Preferred Stock;

         SECOND: None of the authorized shares of the 1999 Series A Preferred Stock are outstanding and none will be issued.

         THIRD: In accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Third Amended and Restated Certificate of Incorporation of the Company is hereby amended to eliminate all reference to the Series A Preferred Stock.

         IN WITNESS WHEREOF, the Company has caused this certificate to be signed by its duly appointed officer, this 28th day of October, 2003.




                                       SPANISH BROADCASTING SYSTEM, INC.


                                       By:/s/ Joseph A. Garcia
                                          --------------------------------------
                                          Name:  Joseph A. Garcia
                                          Title: Chief Financial Officer,
                                                 Executive Vice
                                                 President and Secretary